SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                       SHARES PURCHASED    AVERAGE
                        DATE               SOLD(-)         PRICE(2)
 COMMON STOCK-SKYLINE CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       3/01/07              500-           33.4960
                       2/21/07              300-           36.8067
                       2/16/07              160-           36.5300
                       2/12/07            1,000-           37.1410
                       2/09/07              500-           37.6500
                       2/07/07              500-           37.8000
                       2/05/07              150            38.2000
                       2/01/07              500-           38.6800
                       1/31/07              300            37.7800
                       1/29/07              400-           38.0300
                       1/19/07              200-           37.8300
           GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                       2/27/07              900            35.4500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.